UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 683-1521

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. APPOINTMENT OF PRINCIPAL OFFICERS.

On March 10, 2005, M&F Bancorp, Inc. (the “Company”), the parent company of Mechanics and Farmers Bank, Durham, North Carolina (the “Bank”), appointed Allan Sturges as Acting Chief Financial Officer of the Company as a result of a leave of absence taken by Chief Financial Officer, Fohliette W. Becote, due to illness. At this time, the length of Ms. Becote’s leave of absence has not yet been determined. Since 2004, Mr. Sturges has served as Vice President and Controller of the Bank and will continue to hold that position. Prior to that, Mr. Sturges was employed as the Chief Financial Officer of Consolidated Bank & Trust Company, Richmond, Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC.

By:	/s/ Lee Johnson, Jr
Lee Johnson, Jr.
President and CEO

Dated: March 15, 2005